                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): July 26, 2002


                                  INTEGRA, INC.
                 (Exact Name of Registrant Specified in Charter)

          Delaware                       1-13177                13-3605119
          --------                       -------                ----------
(State or Other Jurisdiction        (Commission File         (I.R.S. Employer
     of Incorporation)                   Number)            Identification No.)



      1060 First Avenue, King of Prussia, PA                        19406
      ---------------------------------------                       -----
     (Address of Principal Executive Offices)                    (Zip Code)



Registrant's telephone number, including area code: 610-992-7000



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

         On July 26, 2002, Integra, Inc. (the "Company") filed a voluntarily petition for relief under chapter 11 of title 11 the United States Code in the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "Bankruptcy Court"). The case has been assigned Chapter 11 Case No. 0230594.

ITEM 5. OTHER EVENTS.

         The Company has entered into a Letter of Intent with APS Healthcare Bethesda, Inc. ("APS"), a wholly-owned subsidiary of APS Healthcare, Inc., pursuant to which APS would acquire certain of the Company's assets for a purchase price of up to $1,300,000, of which $1 million would be paid at the closing of the transaction. Under the Letter of Intent, $300,000 of the purchase price would be paid as an earn-out seven months after the closing of the transaction if the Company's business achieves certain revenue targets for the six-month period after the closing. APS would not assume any of the Company's liabilities in the transaction.

         Consummation of the sale of certain of the Company's assets to APS is subject to a number of conditions, including APS' completion of due diligence with regard to the Company and APS' satisfaction with the results of the due diligence review, negotiation of definitive documentation that is satisfactory to APS, the Company's achievement of certain cash and cash equivalent targets, the absence of a material adverse change in the Company's business, operations, assets or financial condition, Bankruptcy Court approval of the transaction and of certain bidding procedures and competing bids by third parties, among other conditions. The Company expects to continue to operate its business as a debtor and a debtor-in-possession until the closing of the transaction.

         The Letter of Intent may be terminated upon the mutual written agreement of the Company and APS, by either the Company or APS if the closing of the transaction has not occurred by September 30, 2002, by APS if any of the deadlines set forth in the Letter of Intent are not met unless APS has extended the deadline in writing, or by APS at any time if APS is not satisfied with its due diligence review of the Company.

         As soon as practicable after the closing of the asset sale, the Company intends to file a plan of liquidation with the Bankruptcy Court. After the payment of its outstanding indebtedness, the Company would utilize cash received from the sale of its assets to pay priority and general unsecured claimants under the plan of liquidation.

         THE COMPANY'S EXISTING EQUITY SECURITY HOLDERS ARE NOT EXPECTED TO RECEIVE ANY DISTRIBUTION.

         The press release announcing the Company's bankruptcy filing and the execution of the Letter of Intent is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         This Report on Form 8-K contains, in addition to historical information, forward-looking statements, including statements regarding the Company's operation of its business as a debtor
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and debtor-in-possession, the purchase price for the Company's assets, the
Company's filing of a plan of liquidation, the proposed distribution of the proceeds of the sale the Company's assets and the absence of a distribution to the Company's equity security holders. These statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause such differences include, but are not limited to, the negotiation of definitive documentation between the Company and APS, the satisfaction of the conditions to closing the transaction, Bankruptcy Court approval of the transaction, APS's proposed bidding procedures and the Company's plan of liquidation, the impact that public disclosures of the Company's liquidity situation and Chapter 11 filing may have on sales, any lifting of the stay caused by the filing, the success of the Company's restructuring efforts, the timing and terms of future asset disposals, as well as risks set forth in the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company as of the date of this report, and the Company assumes no obligation to update these forward-looking statements.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

  (c)  EXHIBITS

  99.1     Press release dated July 26, 2002.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 INTEGRA, INC.


Date: July 26, 2002                              By: /s/ Gregory R. Santore
      -------------                                 ----------------------------
                                                      Gregory R. Santore
                                                      Chief Executive Officer
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                                  EXHIBIT INDEX

EXHIBIT NO.          DESCRIPTION
99.1                 Press release dated July 26, 2002.